UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 14, 2014

Bohai Pharmaceuticals Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53401	98-0697405
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Yantai Bohai Pharmaceuticals Group Co. Ltd.

No. 9 Daxin Road, Zhifu District

Yantai, Shandong Province, China 264000

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86(535)-685-7928

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

Bohai Pharmaceuticals Group, Inc. (the “Company”) is hereby publishing its preliminary financial guidance for the third quarter of fiscal year 2014 ended March 31, 2014.

The Company is seeking to be a leading Traditional Chinese Medicine manufacturer in China. Since its debut in US capital markets in 2011, the Company’s revenues has grown from $59.2 million for fiscal year 2011 to $151.8 million for fiscal year 2013, with its net income grew from $9.1 million to $19.1million for the same periods. The Company’s estimated total revenue and net income for the third quarter of 2014 are proximately $35 million and $3.4 million as compared to $34.8 million and $3.2 million for the same period for the fiscal year 2013.

The Company currently produces seven traditional Chinese medicine products in China, among which two are on the State Essential Drugs List (the “EDL”), one is on the Provincial Essential Drugs list, five are on the National Drugs Reimbursement List, five have the Exclusive Drugs status, and two have the State Protected Chinese Medicine Status.  The EDL allows for up to 100% insurance coverage by the Chinese federal or local governments, resulting in price advantage for EDL listed products. In addition, all rural hospitals/clinics and level 2 hospitals in China are mandated by law to limit their prescriptions to EDL listed products.

As of the date of this Current Report, the Company has more than 6,000 hospitals and 1,500 drug stores in its national network of retail locations throughout China.  The Company intends to sell its products in more than 4,000 additional hospitals over the next 3 years, which, if accomplished, would create the potential for significant annual growth in its sales and earnings in the next few years. In January 2014, the Company increased its production capacity by obtaining GMP approval for its new facility in Yantai city. The Company has also broken ground on some additional facilities in anticipation of the continued growth in demand for its products.

The Company expects to engage investor relations firms as part of its efforts to expand its investor outreach. In addition, the Company intends to begin the process of uplisting its common stock to a national exchange, although there is no assurance that the uplisting will eventually occur.

Cautionary Note on Forward Look Statements

This Current Report on Form 8-K of the Company contains, or may contain, among other things, certain “forward-looking statements” which involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,”  “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,”  or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, Company’s actual future results of operations  may differ significantly from those set forth in the forward-looking statements.  Forward-looking statements involve risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).  The Company undertakes no obligation to update any forward-looking statements, except as provided for by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 14, 2014	Bohai Pharmaceuticals Group, Inc.

	By:	/s/ Hong Wei Qu
Name: Hong Wei Qu
Title: Chief Executive Officer

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